UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2015

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	001-31625	33-0864902
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, 8 th Floor

Newport Beach, California 92660

(Address of principal executive offices) (Zip Code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 25, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of William Lyon Homes, a Delaware corporation (the “Company”), approved the following compensation arrangements for the Company’s named executive officers. The Committee approved base salaries for such officers as set forth below, which will be effective as of March 9, 2015, and adopted a cash bonus and long-term incentive program for 2015 (the “2015 Incentive Program”) pursuant to the Company’s 2012 Equity Incentive Plan, as amended (the “Plan”), which will consist of cash bonus opportunities and long-term incentive equity awards, subject to various targets and performance conditions, as applicable.

Base Salary. Set forth below is a table showing the base salaries approved by the Committee.

Name	Title	FY 2015 Base Salary
General William Lyon	Executive Chairman	$1,000,000
William H. Lyon	Chief Executive Officer	$750,000
Matthew R. Zaist	President and Chief Operating Officer	$650,000
Colin T. Severn	Senior Vice President* and Chief Financial Officer	$325,000
Richard S. Robinson	Senior Vice President of Finance and Acquisition	$275,000

*	Denotes promotion

Cash Bonus. Pursuant to the 2015 Incentive Program, each of the named executive officers will be eligible to earn a cash bonus up to 200% of his target bonus opportunity. 75% of the cash bonus shall be payable based on the Company’s achievement of a pre-established consolidated EBITDA target, with such EBITDA adjustments as may be approved by the Committee, as applicable, and 25% of the cash bonus shall be payable based on the Committee’s discretion described below. The cash bonus opportunities for such named executive officers are set forth below:

	Threshold	Target	Maximum
Percent of Performance Target Achieved for 2015 Fiscal Year	75%	100%	140%
Bonus Payout (as a % of Target Bonus Opportunity)	75%	100%	200%

Achievement of performance criteria in between the threshold, target, and maximum levels above will result in payouts calculated using linear interpolation. Further, if achievement of the performance criteria is at or above the threshold level, then 25% of an individual’s target opportunity will fund at 200% of target and the Committee may exercise discretion to determine the final award value for this 25% portion of the cash bonus based on the Committee’s consideration of individual or Company strategic and performance measures as it deems appropriate. Target bonus opportunities are 50% of base salary for General William Lyon, 150% of base salary for each of Messrs. William H. Lyon and Zaist, 100% of base salary for Mr. Severn, and 75% of base salary for Mr. Robinson.

Long-Term Equity Based Compensation. Under the 2015 Incentive Program, the Committee also approved the granting of certain restricted stock awards to each of the named executive officers, including performance-based restricted stock awards (collectively, the “Performance-Based Restricted Stock”), and time-based restricted stock awards (collectively, the “Time-Based Restricted Stock”). The Performance-Based Restricted Stock will be granted at the maximum number of shares that may be earned, subject to forfeiture based on service and performance conditions. One-third of the earned shares of Performance-Based Restricted Stock will vest on each of March 1, 2016, 2017 and 2018, subject to the Company’s achievement of a pre-established return on equity (“ROE”) target as of the end of the 2015 fiscal year and each named executive officer’s continued service through each vesting date, with such adjustments as may be approved by the Committee. The Performance-Based Restricted Stock opportunities for our named executive officers are set forth below:

	Threshold	Target	Maximum
Percent of ROE Target Achieved for 2015 Fiscal Year	75%	100%	140%
Earned Shares (as a % of Target)	75%	100%	200%

Achievement of the ROE target in between the threshold, target, and maximum levels above will result in earned shares calculated using linear interpolation. The table below sets forth the threshold, target and maximum number of shares that may be earned by each named executive officer pursuant to the Performance-Based Restricted Stock.

Name	Threshold Shares	Target Shares	Maximum Shares
General William Lyon	8,152	10,869	21,739
William H. Lyon	22,010	29,347	58,695
Matthew R. Zaist	20,788	27,717	55,434
Colin T. Severn	7,948	10,597	21,195
Richard S. Robinson	2,038	2,717	5,434

With respect to the Time-Based Restricted Stock, one-third of the shares underlying such awards will vest on each of March 1, 2016, 2017 and 2018, subject to each named executive officer’s continued service through each vesting date. The table below sets forth the number of shares underlying the Time-Based Restricted Stock for each named executive officer.

Name	Shares Underlying Time-Based Restricted Stock
General William Lyon	10,869
William H. Lyon	29,347
Matthew R. Zaist	27,717
Colin T. Severn	10,597
Richard S. Robinson	2,717

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2015

WILLIAM LYON HOMES

By:	/s/ Jason R. Liljestrom
Name:	Jason R. Liljestrom

Its:	Vice President, General Counsel and Corporate Secretary